As filed with the Securities and Exchange Commission on October 17, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)

Idaho (State or other jurisdiction of incorporation or organization)	82-0109423 (I.R.S. Employer Identification No.)
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814
(208) 667-3511
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dennis E. Wheeler
Chairman of the Board and Chief Executive Officer
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814
(208) 667-3511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven R. Finley, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
(212) 351-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
		Maximum	Aggregate	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Offering	Registration
to be Registered	Registered	Per Security	Price	Fee
Common Stock (2)	(1)	(1)	(1)	(1)
Preferred Stock	(1)	(1)	(1)	(1)
Warrants	(1)	(1)	(1)	(1)
Debt Securities	(1)	(1)	(1)	(1)
Units	(1)	(1)	(1)	(1)
TOTAL:	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Also includes associated preferred share rights to purchase shares of Coeur common stock, which preferred rights are not currently separable from the shares of common stock and are not currently exercisable.

PROSPECTUS
COEUR D’ALENE MINES CORPORATION
COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES
AND
WARRANTS TO PURCHASE THE ABOVE SECURITIES

     This prospectus provides a general description of the debt securities, preferred stock, common stock and warrants that we may offer from time to time. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
     Our common stock is listed on the New York Stock Exchange under the symbol “CDE” and on the Toronto Stock Exchange under the symbol “CDM.”
     Investing in our securities involves a high degree of risk. See “Risk Factors” contained in our filings made with the Securities and Exchange Commission and the applicable prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 17, 2008

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

Page

A Note About Forward-Looking Statements	2
About This Prospectus	3
Where You Can Find More Information	4
Incorporation of Certain Documents by Reference	5
The Company	6
Use of Proceeds	7
Ratio of Earnings to Fixed Charges	8
Description of Debt Securities	9
Description of Warrants	15
Description of Capital Stock	17
Plan of Distribution	19
Legal Matters	20
Experts	20
EX-4.1
EX-4.2
EX-5.1
EX-5.2
EX-12.1
EX-23.3
EX-25.1
EX-25.2

A NOTE ABOUT FORWARD-LOOKING STATEMENTS
     Some of the information included in this prospectus and other materials filed or to be filed by us with the Securities and Exchange Commission (the “SEC”) (as well as information included in oral statements or other written statements made or to be made by us or our representatives) contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements can be identified by the fact that they do not relate strictly to historical or current facts and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. We have based these forward-looking statements on our current expectations about future events. The forward-looking statements include statements that reflect management’s beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy, expected production volumes and our current and future development plans.
     Oral or written forward-looking statements are included in this prospectus and other materials filed or to be filed by us with the SEC (as well as information included in oral statements or other written statements made or to be made by us or our representatives). Although we believe that the expectations reflected in all of these forward-looking statements are and will be reasonable at the time made, any or all of the forward-looking statements in this prospectus, our Annual Report on Form 10-K and in any other public statements that are made may prove to be incorrect, whether as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties such as future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, and risks inherent in the ownership and operation of or investment in mining properties or businesses in foreign countries. Many of these and other factors discussed or incorporated by reference in this prospectus, some of which are beyond our control, will be important in determining our future performance and liquidity. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard a forward-looking statement that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.
     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, we invite your attention to any further disclosures made on related subjects in our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.
     The types of securities that we may offer and sell from time to time by this prospectus are:
•	debt securities, which may be senior or subordinated and secured or unsecured and which may include guarantees of the debt securities by some or all of our subsidiaries;

•	preferred stock;

•	common stock; and

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities.
     We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common stock or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of preferred stock. This prospectus provides a general description of the securities that may be offered. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. In each prospectus supplement we will include the following information:
•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
     In addition, the prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents. The registration statement, including the exhibits, can be read at the SEC’s Web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s Web site (http://www.sec.gov).
     The SEC’s Web site contains reports, proxy statements and other information regarding issuers, like Coeur, that file electronically with the SEC. You may find our reports, proxy statements and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     We maintain a Web site on the Internet at http://www.coeur.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 29, 2008 (including the portions of our Proxy Statement on Schedule 14A, filed on April 1, 2008, incorporated by reference therein);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed on May 12, 2008;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed on August 8, 2008;

•	Current Report on Form 8-K/A, filed January 15, 2008;

•	Current Report on Form 8-K, filed March 10, 2008;

•	Current Report on Form 8-K, filed March 14, 2008;

•	Current Report on Form 8-K, filed March 20, 2008;

•	Current Report on Form 8-K, filed May 19, 2008; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 1-08641), filed March 28, 1990, and any amendments or reports filed for the purpose of updating that description.
     We incorporate by reference any additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) from the date of this prospectus until the termination of an offering of securities. If anything in a report or document we file after the date of this prospectus changes anything in this prospectus, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.
     You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:
Corporate Secretary
Coeur d’Alene Mines Corporation
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814

THE COMPANY
     Coeur d’Alene Mines Corporation is one of the world’s largest silver producers with operations and exploration interests in the United States (Nevada and Alaska), South America (Chile, Argentina and Bolivia), Australia (New South Wales), Mexico and Africa (Tanzania). In 2007, we produced approximately 11.5 million ounces of silver and 92,000 ounces of gold. Worldwide, we possessed a substantial mineral reserve base containing over 278.8 million ounces of silver and 2.2 million ounces of gold as of June 10, 2008.
     Our principal silver mines are located in southern Chile (the Cerro Bayo mine), in Argentina (the Martha mine), in Nevada (the Rochester mine), in Australia (the Endeavor mine and the Broken Hill mine) and in Bolivia (the San Bartolomé mine). In addition, we own or lease, either directly or through our subsidiaries, silver and gold development projects in Mexico (the Palmarejo silver and gold project) and Alaska (the Kensington gold property). We also control strategic properties with significant exploration potential close to our existing mining operations. Our customers are bullion trading banks that purchase silver and gold from us and then sell these metals to end users for use in industry applications such as electronic circuitry, in jewelry and silverware production and in the manufacture and development of photographic film. In addition, we sell high grade gold and silver concentrates to smelters in Japan, Mexico and Australia.
     We were incorporated in Idaho in 1928. Our principal executive office is located at 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83814 and our telephone number is (208) 667-3511. Our website is www.coeur.com. Information contained in the web site is not incorporated by reference into this prospectus, and you should not consider information contained in the web site as part of this prospectus.

USE OF PROCEEDS
     We intend to use the net proceeds we receive from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six months ended June 30,		Years ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	1.07	17.41	13.96	19.78	4.71	N/A	N/A

N/A — represents coverage ratio of less than 1.
     Our earnings were inadequate to cover fixed charges for 2003 and 2004. The amounts by which earnings were inadequate to cover fixed charges were approximately $61.8 million in 2003 and $23.9 million in 2004. Earnings have been sufficient to cover fixed charges subsequent to 2004.
     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and gains/(losses) on the early retirement of debt and fixed charges, and fixed charges consist of interest and that portion of rent deemed representative of interest. Fixed charges consist of interest, preferred stock dividends and that portion of rent deemed representative of interest.

DESCRIPTION OF DEBT SECURITIES
     The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
     We may issue senior or subordinated debt securities under an indenture. We have filed forms of an indenture for unsecured senior and subordinated debt securities and an indenture for secured debt securities as exhibits to the registration statement of which this prospectus is a part. The indenture for unsecured senior or subordinated debt securities and the indenture for secured debt securities are collectively referred to in this description as the “indentures.” References to an “indenture” below are references to the unsecured debt securities indenture or secured debt securities indenture, as applicable, under which a particular debt security is issued. The indentures are governed by the Trust Indenture Act. The indentures may be amended or supplemented from time to time, including as necessary to set forth the terms of the debt securities issued under the indenture. We will file any supplements or amendments to the indentures by amendment to this registration statement or pursuant to current reports on Form 8-K to be incorporated into this registration statement by reference. You may inspect the indentures and all amendments and supplements thereto at the office of the trustee, or as described in the section above entitled “Where You Can Find More Information.” The prospectus supplement for each series of debt securities will state the name of the trustee for such series.
     The following is a summary of the material provisions of the indentures. It does not restate the indentures entirely and is qualified by reference to the indentures and any supplements thereto. We urge you to read the indentures and any supplements thereto.
Terms of the Debt Securities
     Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The indenture does not limit the aggregate amount of debt securities that may be issued under it. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. The prospectus supplement for each series of debt securities will describe:
•	the title of the series;

•	the aggregate principal amount (or any limit on the aggregate principal amount) of the series and, if any securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•	the interest rate or method of calculation of the interest rate;

•	the date from which interest will accrue;

•	the record dates for interest payable on securities of the series;

•	the dates when, places where and manner in which principal and interest are payable;

•	the registrar and paying agent;

•	the terms of any mandatory (including any sinking fund requirements) or optional redemption;

•	the terms of any redemption, repurchase or repayment at the option of Holders;

•	the denominations in which securities are issuable;

•	whether securities will be issued in registered or bearer form and the terms of any such forms of securities;

•	whether any securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	if payments of principal or interest may be made in a currency other than that in which securities are denominated, the manner for determining such payments;

•	provisions for electronic issuance of securities or issuance of securities in uncertificated form;

•	any Events of Default, covenants or defined terms in addition to or in lieu of, or any modification of, those set forth in the indenture;

•	whether and upon what terms securities may be defeased if different from the provisions set forth in the indenture;

•	the form of the securities;

•	any terms that may be required by or advisable under applicable law;

•	the percentage of the principal amount of the securities that is payable if the maturity of the securities is accelerated in the case of securities issued at a discount from their face amount;

•	whether any securities will have guarantees;

•	whether the securities may be converted into or exercised or exchanged for debt or equity securities of us or third parties, and the terms of any such conversion, exercise or exchange;

•	the collateral that will secure any series of securities or guarantees thereof and the terms and conditions of the pledge of such collateral and of the related security documents; and

•	any other terms in addition to or different from those contained in the indenture.
Events of Default and Remedies
     An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:
•	our failure to pay interest on any security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal of any security of such series when the same becomes due and payable at maturity, upon acceleration or otherwise;

•	our failure to comply with certain agreements or covenants in, or provisions of, the securities of such series or the indenture and the continuation of such failure for the period and after the notice specified below;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.
     The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee considers it in the interest of the holders of the series of debt securities to do so.
     If certain events involving bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of our debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all the debt securities of that series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal, premium or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.
     The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture or supplemental indenture.
Defeasance
     We may terminate all our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:
•	depositing in trust with the trustee, under an irrevocable trust agreement, funds or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
     In addition, if there is a change in applicable tax law or we receive an appropriate Internal Revenue Service letter ruling, we may terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:
•	depositing in trust with the trustee, under an irrevocable trust agreement, funds or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.
Transfer and Exchange
     A holder will be able to register the transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.
Amendment, Supplement and Waiver
     Without the consent of any holder, we and the trustee may amend or supplement the indenture to:
•	cure any ambiguity, omission, defect or inconsistency;

•	evidence the assumption by a successor corporation of our obligations under the indenture and any series of debt securities;

•	provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

•	create any series of unissued debt securities and establish its terms (or to provide for the issuance of additional debt securities of any series to the extent provided, in accordance with the provisions set forth in an authorizing resolution or supplemental indenture pertaining to any series);

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the rights of any holder of debt securities;

•	evidence and provide for the acceptance of an appointment of a successor trustee;

•	add guarantees or collateral security with respect to the debt securities; and

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
     With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest, premium or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.
     Without the consent of each holder affected, we and the trustee may not:
•	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, included defaulted interest, on any debt security;

•	reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

•	modify the ranking or priority of the debt securities of any series;

•	modify certain provisions of the indenture relating to waivers that require the consent of holders;

•	modify the provisions confirming the rights of holders to receive payment of principal and interest with respect to any debt security, on or after the respective due dates, or to bring suit to enforce such payment;

•	modify the provisions requiring the consent of holders to amend the indenture;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in currency other than that stated in the debt security.
     The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.
Book-Entry, Delivery and Form
     Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC or such other name as may be requested by DTC. DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities. Purchases and sales of ownership interests in the debt securities will be accomplished by entries on the books of direct and indirect participants in the DTC system.
     Under the terms of the indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore, so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.
     A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:
•	DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

•	an event of default has occurred and is continuing and the registrar has received a request from DTC to issue notes in definitive form.
     In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.
     Under the indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the indenture.
Reports
     The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed by us with the trustee within 15 days after the Company files with the SEC. Our filing such documents with the SEC pursuant to the EDGAR system will be deemed to satisfy this requirement under the indenture.
Concerning the Trustee
     In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care and skill as a prudent person would exercise under the circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, including proceeding to enforce a lien in an event of default, unless it receives indemnity satisfactory to it against any loss, liability or expense.
Governing Law
     The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of our debt securities, preferred stock, or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.
Warrants to Purchase Debt Securities
     Each prospectus supplement for warrants to purchase debt securities will describe:
•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each share of our preferred stock or common stock;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.
     Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.
Warrants to Purchase Preferred Stock and Common Stock
     Each prospectus supplement for warrants to purchase preferred stock or common stock, will describe:
•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each share of our preferred stock or common stock;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	any provisions for adjustment of the number or amount of shares of our preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Exercise of Warrants
     Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities or shares of preferred stock or common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or common stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
     Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:
•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF CAPITAL STOCK
Common Stock
     We are authorized to issue up to 750,000,000 shares of common stock, par value $1.00 per share, of which, at October 15, 2008:
•	550,834,383 shares were outstanding and 1,059,211 shares were held as treasury stock;

•	23,684,211 shares were reserved for issuance upon the conversion of our $180 million principal amount of 1.25% Convertible Subordinated Notes due January 2024;

•	40,485,842 shares were reserved for issuance upon the conversion of our $230 million principal amount of 3.25% Convertible Subordinated Notes due January 2028;

•	5,996,001 shares were reserved for issuance under our executive compensation program; and

•	758,486 shares were reserved for issuance under our director compensation plan.
     The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Holders may not cumulate their votes in elections of directors. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other security. The outstanding common stock is fully-paid and non-assessable.
     Our Articles of Incorporation include a “fair price” provision, applicable to some business combination transactions in which we may be involved. The provision requires that an interested shareholder (defined to mean a beneficial holder of 10% or more of our outstanding shares of common stock) not engage in specified transactions (e.g., mergers, sales of assets, dissolution and liquidation) unless one of three conditions is met:
•	a majority of the directors who are unaffiliated with the interested shareholder and were directors before the interested shareholder became an interested shareholder approve the transaction;

•	holders of 80% or more of the outstanding shares of common stock approve the transaction; or

•	the shareholders are all paid a “fair price,” i.e., generally the higher of the fair market value of the shares or the same price as the price paid to shareholders in the transaction in which the interested shareholder acquired its block.
     By discouraging some types of hostile takeover bids, the fair price provision may tend to insulate our current management against the possibility of removal. We are not aware of any person or entity proposing or contemplating such a transaction.
     Certain shares of common stock also are entitled to benefits of the shareholder rights plan discussed below in the section entitled “Preferred Stock.”
     The transfer agent and registrar for our common stock, which is listed on the New York Stock Exchange and the Toronto Stock Exchange, is The Bank of New York Mellon.

Preferred Stock
     We are authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share, no shares of which are outstanding. The Board of Directors has the authority to determine the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and liquidation preferences, redemption prices, sinking fund terms on any series of preferred stock, the number of shares constituting any such series and the designation thereof. Holders of preferred stock have no preemptive rights. The Company reserves for issuance a sufficient number of Series B Preferred Stock for operation of its rights plan, as described below.
     On May 11, 1999, the Board of Directors of the Company declared a dividend distribution of one right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series B Preferred Stock at a purchase price of $100 in cash, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 11, 1999, between us and ChaseMellon Shareholder Services, L.L.C., as rights agent. The rights are not exercisable or detachable from the common stock until ten days after any person or group acquires 20% or more (or commences a tender offer for 30% or more) of our common stock. If any person or group acquires 30% or more of our common stock or acquires us in a merger or other business combination, each right (other than those held by the acquiring person) will entitle the holder to purchase preferred stock of Coeur d’Alene Mines or common stock of the acquiring company having a market value of approximately two times the $100 exercise price. The rights expire on May 24, 2009, and can be redeemed by us at any time prior to their becoming exercisable. Shares of common stock issued prior to the expiration date of the rights upon conversion of our debentures will be accompanied by rights.

PLAN OF DISTRIBUTION
     We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
     In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
     In connection with Financial Industry Regulatory Authority guidelines, the maximum compensation to underwriters in connection with the sale of securities pursuant to this prospectus and any accompanying prospectus supplement will not exceed 8% of the total offering price to the public of such securities as set forth on the cover page of each prospectus supplement.

LEGAL MATTERS
     In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for us by Kelli Kast, General Counsel of Coeur d’Alene Mines Corporation, or Gibson, Dunn & Crutcher LLP or others named in the applicable prospectus supplement, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements of Coeur d’Alene Mines Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The report of KPMG on the aforementioned financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, and Emerging Issues Task Force Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, as of January 1, 2006.
     The report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2007 contains an explanatory paragraph that states that the Company acquired Bolnisi Gold NL and Palmarejo Silver and Gold Corporation on December 21, 2007, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, Bolnisi Gold NL’s and Palmarejo Silver and Gold Corporation’s internal control over financial reporting associated with total assets of $1.8 billion and total revenues of nil, included in the consolidated financial statements of Coeur d’Alene Mines Corporation and subsidiaries as of and for the year ended December 31, 2007. The report of KPMG also states that KPMG excluded from its audit of internal control over financial reporting an evaluation of the internal control over financial reporting of Bolnisi Gold NL and Palmarejo Silver and Gold Corporation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$	*
Printing Expenses		$(1)
Legal Fees and Expenses		$(1)
Accounting Fees and Expenses		$(1)
Transfer Agent Fees and Expenses		$(1)
Rating Agency Fees		$(1)
Trustee’s and Depositary’s Fees and Expenses		$(1)
Miscellaneous		$(1)
	$
Total		$(1)

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
     Under Title 30, Section 30-1-851 of the Idaho Code and Article XIII of the Company’s By-Laws, the Company’s directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such. The material terms of the indemnification provisions are indemnification:
•	with respect to civil, criminal, administrative or investigative proceedings (other than an action by or in the right of the corporation) brought because the individual is or was serving as an officer, director, employee or agent of the Company, for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred;

•	with respect to a proceeding by or in the right of the corporation brought because the individual is or was serving as an officer, director, employee or agent of the Company, for expenses (including attorneys’ fees) actually and reasonably incurred;

•	if the individual acted in good faith and reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the Company, and in all cases that his conduct was at least not opposed to the best interests of the Company; and

•	if, with respect to a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     A director, officer, employee or agent will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him to the extent such individual is successful on the merits or otherwise in defense of the proceeding. With respect to a suit threatened or pending by or in the right of the Company against the officer, director, employee or agent, such individual will be indemnified against expenses (including attorneys’ fees) unless such person is found to be liable for negligence or misconduct in the performance of his duty to the corporation, unless the court determines such person is fairly and reasonably entitled to indemnity for such expenses.
     Indemnification is made only upon a determination by the Company that it is proper under the circumstances because the applicable standard of conduct is met. The determination shall be made by a majority vote of:
•	a quorum of the board of directors consisting of those persons who were not parties to the proceeding;

•	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in writing; or

•	by the shareholders.
     Generally, expenses for defense may be paid in advance of final disposition of the proceeding if the indemnified party provides a written affirmation of his good faith belief that he has met the relevant standard of conduct under the Idaho Code and further provides a written undertaking to repay such amounts if it is determined that the applicable standard has not been met.
     The Company also has an officers’ and directors’ liability insurance policy. This insurance policy contains a limit of liability of $20 million with a retention to the Company of $250,000, on a claims made basis. In addition, an excess officers’ and directors’ liability insurance policy is held which as a $10 million limit with a $250,000 retention on a claims made basis, after the first $20 million has been exhausted. The policy covers claims against officers and directors for “wrongful acts” and also reimburses the Company to the extent the Company indemnifies officers and directors in accordance with applicable law and its by-laws. “Wrongful act” is defined to mean any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the directors or officers of the Company in their respective capacities as such, or any matter claimed against them solely by reason of their status as directors or officers of the Company. The policy contains numerous exclusions of liability which are exceptions to coverage.
Item 16. Exhibits.
     See Exhibit Index attached hereto and incorporated by reference.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by and undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     (8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on October 17, 2008.

COEUR D’ALENE MINES CORPORATION
By:	/s/ Dennis E. Wheeler
Dennis E. Wheeler
Chairman of the Board and Chief Executive Officer

POWERS OF ATTORNEY
     KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Dennis E. Wheeler and Mitchell J. Krebs, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis E. Wheeler Dennis E. Wheeler	Chairman of the Board of Directors, President, Chief Executive Officer and Director (Principal Executive Officer)	October 17, 2008

/s/ Mitchell J. Krebs Mitchell J. Krebs	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 17, 2008

/s/ Thomas T. Angelos Thomas T. Angelos	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 17, 2008

/s/ James J. Curran James J. Curran	Director	October 17, 2008

/s/ John H. Robinson John H. Robinson	Director	October 17, 2008

/s/ Robert E. Mellor Robert E. Mellor	Director	October 17, 2008

/s/ Timothy R. Winterer Timothy R. Winterer	Director	October 17, 2008

Signature	Title	Date

/s/ J. Kenneth Thompson J. Kenneth Thompson	Director	October 17, 2008

/s/ Andrew Lundquist Andrew Lundquist	Director	October 17, 2008

/s/ Alex Vitale Alex Vitale	Director	October 17, 2008

/s/ Sebastian Edwards Sebastian Edwards	Director	October 17, 2008

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement relating to the securities offered by this registration statement.*

4.1	Form of Unsecured Debt Indenture.

4.2	Form of Secured Debt Indenture.

4.3	Restated and Amended Articles of Incorporation of the Registrant, dated December 7, 2007 (incorporated herein by reference to Exhibit 3(j) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008).

4.5	Bylaws of the Registrant, as amended effective July 16, 2007 (incorporated herein by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 2, 2007).

4.6	Specimen certificate of the Registrant’s stock (incorporated herein by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-2, File No. 2-84174, filed June 2, 1983).

4.7	Form of Certificate of Designation, Powers and Preferences of Preferred Stock.*

4.8	Form of Warrant Agreement.*

5.1	Legal opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the securities being registered under this registration statement.

5.2	Legal opinion of Kelli Kast regarding the legality of the securities being registered under this registration statement.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Kelli Kast (included in Exhibit 5.2).

23.3	Consent of KPMG LLP.

24.1	Powers of Attorney (included on Page II-4 as part of the signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1.

25.2	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or Current Report on Form 8-K.